Exhibit (n)(ii)

ADVISERS INVESTMENT TRUST

SCHEDULE A

TO THE

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

(on behalf of the JOHCM Funds)

Originally As of September 9, 2014, and amended as noted below

Name of Fund

JOHCM Emerging Markets Opportunities Fund Institutional Shares Class I Shares Class II Shares	JOHCM Asia Ex-Japan Equity Fund Institutional Shares Class I Shares Class II Shares

JOHCM Global Equity Fund Institutional Shares Class I Shares Class II Shares	JOHCM International Select Fund Class I Shares Class II Shares

JOHCM Emerging Markets Small Mid Cap Equity Fund Institutional Shares Class I Shares Class II Shares Class III Shares	JOHCM International Opportunities Fund Institutional Shares Class I Shares Class II Shares

JOHCM International Small Cap Equity Fund Institutional Shares Class I Shares Class II Shares	JOHCM Credit Income Fund Institutional Shares Class I Shares Class II Shares

JOHCM Global Income Builder Fund Institutional Shares Class I Shares Class II Shares

Adopted: September 11, 2013 as amended September 9, 2014, December 1, 2015, December 17, 2015, June 16, 2016, September 20, 2017 and March 4, 2020.